Exhibit 99.1

FOR IMMEDIATE RELEASE

iSatori Announces Appointment of Larry Morgan as Newest Addition to Board of Directors

Experienced Consumer Packaged Goods Veteran from Pepsi Co, Kodak, and Richardson-Vicks to Help Build Stronger “IFIT” Board of Directors, Bringing Over 30 Years of Experience in Management, Marketing, Sales, and Brand Development

GOLDEN, CO--(Marketwired – November 13, 2014) -  iSatori, Inc. (OTCQB: IFIT), an emerging leader in the development and marketing of scientifically engineered nutritional supplements for healthier lifestyles, today announced it has appointed 30-year consumer packaged goods marketing and brand development expert, Larry Morgan, as the newest member of its Board of Directors.

Larry Morgan draws on over 30 years of experience in managing the marketing and sales of some of the world’s best known brands, including Pepsi Cola, Kodak, and Richardson-Vicks. Eastman Kodak’s worldwide consumer and professional film businesses were a large and increasing majority of the overall company profits during the years Larry served as Divisional VP.  He led programs that drove share and cut costs for film. He also led an Expansive Innovation team that identified and brought over a dozen new products and services to market. Prior to Kodak, he increased market share by over 50% in key Latin America markets for Pepsi Cola International.  His corporate career also included several years driving several HBA brands for Richardson-Vicks (now part of Procter & Gamble Healthcare), including a doubling of their Olay franchise. Larry now consults, and his work focuses primarily on small to medium-sized companies interested in leveraging technology to bring new products to market profitably. Larry holds a bachelor’s degree from Cornell University and an MBA from the University of Virginia’s Darden School.

Stephen Adele, Chief Executive Officer of iSatori, commented, "We are thrilled to bring another experienced, professional executive, who provides a depth of expertise in marketing, brand development, as well as general management of high-performing consumer packaged goods companies to the iSatori Board of Directors. His addition to our Board reinforces the Company's commitment to our goals of building memorable and highly differentiated brands. Larry's appointment comes at an exciting time as we continue to expand the product portfolio for iSatori as well as gain additional retail distribution. His deep level of experience in management and marketing will be invaluable as the Company prepares to introduce new product innovations in nutritional supplements in the coming year and further cement and build our brand loyalty."

Mr. Morgan added, "iSatori is a company that has a great track record in launching innovative products. I see huge potential for the company to create profitable growth for its shareholders and look forward to bringing my expertise to iSatori at this exciting time."

Larry Morgan will be replacing Brad Morgan on the iSatori board, maintaining the six-member board rather than expanding the number.

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About iSatori, Inc.

iSatori is a consumer products firm that develops and sells scientifically engineered nutritional products through online marketing, Fortune 500 retailers, and thousands of retail stores around the world. The Company is headquartered in Golden, Colorado, and its common stock trades on the OTCQB under the symbol "IFIT." More information about the Company is available at http://www.isatori.com.

Forward-Looking Statements

Statements made in this news release relating to the Company's future sales, expenses, revenue, product developments, and all other statements except statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We have used the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," "will," "potential," and similar terms and phrases to identify forward-looking statements in this press release. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are both subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the timing and extent of changes in demand for the Company's products, the availability and price of ingredients necessary to manufacture such products, and the outcome of any current or future litigation regarding such products or similar products of competitors. Please see our Risk Factor disclosures included in our Registration Statement on Form S-1, as amended, initially filed with the Securities and Exchange Commission on April 30, 2013, and in subsequent filings with the Securities and Exchange Commission. All future written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. The forward-looking statements herein speak as of the date of this press release. We undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this press release.

Contacts

iSatori, Inc.

Sue Mosebar

Corporate Communications

(303) 215-9174

pr@isatori.com